EXHIBIT 99.1

News Release                                                              [LOGO]
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                                For investor and media inquiries please contact:
                                                               Steve E. Kunszabo
                                                    Director, Investor Relations
                                                                    732-556-2220


CENTENNIAL COMMUNICATIONS' PRESIDENT OF CARIBBEAN OPERATIONS RESIGNS

WALL, N.J. - January 11, 2005. Centennial Communications Corp. (NASDAQ: CYCL) today announced that John de Armas, President - Caribbean Operations, is leaving the Company for personal reasons. -

"Under John's leadership, our Caribbean operations have experienced significant growth and improvement, " said Michael J. Small, Chief Executive Officer. "John`s keen understanding of the Caribbean market and his enthusiasm for and commitment to Centennial's vision and values, will be missed. We thank John for his many contributions to Centennial and wish him success in the future."

ABOUT CENTENNIAL
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Centennial  Communications  (NASDAQ:CYCL),  based  in  Wall,  NJ,  is a  leading provider of regional wireless and integrated communications services in the United States and the Caribbean with over 1 million wireless subscribers. The U.S. business owns and operates wireless networks in the Midwest and Southeast covering parts of six states. Centennial's Caribbean business owns and operates wireless networks in Puerto Rico, the Dominican Republic and the U.S. Virgin Islands and provides facilities-based integrated voice, data and Internet solutions. Welsh, Carson Anderson & Stowe and an affiliate of the Blackstone Group are controlling shareholders of Centennial. For more information regarding
Centennial,   please  visit  our  websites   http://www.centennialwireless.com/,
http://www.centennialpr.com/ and http://www.centennialrd.com/